Exhibit 99.2

Lyft Announces Pricing of Offering of $650 million of Convertible Senior Notes and Capped Call to Increase Effective Conversion Price to $73.83 (150% Effective Conversion Premium)

SAN FRANCISCO, May 12, 2020 (GLOBE NEWSWIRE)—Lyft, Inc. (“Lyft”) (NASDAQ:LYFT) today announced the pricing of $650 million aggregate principal amount of Convertible Senior Notes due 2025 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Lyft also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $97.5 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on May 15, 2020, subject to customary closing conditions, and is expected to result in approximately $637.5 million in net proceeds to Lyft after deducting the initial purchasers’ discount and estimated offering expenses payable by Lyft (assuming no exercise of the initial purchasers’ option to purchase additional notes).

The notes will be senior, unsecured obligations of Lyft. The notes will bear interest at a rate of 1.50% per year. Interest will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. The notes will mature on May 15, 2025, unless earlier redeemed, repurchased or converted. Lyft may not redeem the notes prior to May 20, 2023. Lyft may redeem for cash all or any portion of the notes, at its option, on or after May 20, 2023, if the last reported sale price of Lyft’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Lyft provides notice of redemption, during any 30 consecutive trading day period ending on and including the trading day preceding the date on which Lyft provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Lyft is not required to redeem or retire the notes periodically.

Holders of the notes will have the right to require Lyft to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest. In connection with certain corporate events or if the Company calls any notes for redemption, the Company will, under certain circumstances, increase the conversion rate for noteholders who elect to convert their notes in connection with any of such corporate events or convert their notes called for redemption.

The notes will be convertible at an initial conversion rate of 26.0491 shares of Lyft’s Class A common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $38.39 per share, which represents a conversion premium of approximately 30% to the last reported sale price of $29.53 per share of Lyft’s Class A common stock on The Nasdaq Global Select Market on May 12, 2020).

Prior to the close of business on the business day immediately preceding February 15, 2025, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after February 15, 2025 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Lyft’s Class A common stock, or a combination thereof, at Lyft’s election.

In connection with the pricing of the notes, Lyft entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of Class A common stock underlying the notes sold in the offering. The capped call transactions are generally expected to reduce potential dilution to Lyft’s Class A common stock upon any conversion of notes and/or offset any cash payments Lyft is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be approximately $73.83 per share, which represents a premium of approximately 150% over the last reported sale price of Lyft’s Class A common stock of $29.53 per share on The Nasdaq Global Select Market on May 12, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

Lyft has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Lyft’s Class A common stock and/or enter into various derivative transactions with respect to the Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or purchasing or selling the Class A common stock or other securities of Lyft in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so following any conversion, repurchase or redemption of the notes, to the extent Lyft exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Lyft intends to use approximately $115.38 million of the net proceeds from the offering to pay the cost of the capped call transactions described above. If the initial purchasers exercise their option to purchase additional notes, Lyft expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. Lyft intends to use the remainder of the net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions. However, it has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transactions.

The notes were and will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Lyft’s Class A common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Investor Contact:

Shawn Woodhull

investor@lyft.com

Media Contact:

Adrian Durbin / Alexandra LaManna

press@lyft.com